Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACTS:

Investor Information: Randy Lewis
(888) 783-5006

Product/Marketing Information: Rob Bratskeir
(646) 498-0049

AMISH NATURALS INC. BROADENS PRODUCT OFFERINGS WITH PURCHASE OF AMISH CO-OP E-COMMERCE SITE AND BRANDS

Acquisition In Keeping With Company's Drive to Bring Quality Amish-Made Goods To Broader Consumer Base

Separately, Company Expands Initial Amish Naturals Organic Pasta Distribution Targets Beyond Northeast to Natural and Organic Retailers Nationwide

HOLMESVILLE, OH, April 17 – Amish Naturals Inc. (OTCBB: AMNT) today announced it has acquired the assets of Amish Co-op, among them an active e-commerce marketplace (www.amishco-op.com) offering a broad selection of high quality, handmade Amish-produced goods, including all-natural foods, skincare products, crafts and furniture. The company also announced it is expanding initial distribution targets for its Amish Naturals line of organic pastas from the Northeast region to organic and natural retailers nationwide.

        Amish Co-op will operate as a wholly owned subsidiary of Amish Naturals, Inc. The Amish Naturals brand will retain its commitment all-organic production, while products sold under existing Amish Co-op-owned brand names, including Naturally Amish Foods and Amish Peddler, will focus on all natural ingredients and renewable resources.

        “This acquisition accelerates our work building a network of Amish artisans, and delivers on our promise to increase consumer awareness of and demand for Amish-made foods and other goods. It underscores our commitment to Amish communities,” said Don Alarie, Amish Naturals Inc.‘s Vice President of Sales and Marketing. “Amish Co-op has a solid infrastructure and distribution system in place that will complement our ongoing work building the Amish Naturals brand.”

        The $150,000 purchase price was paid entirely by 75,000 shares of common stock at $2.00 per share.

        The company also announced that based on last month’s positive feedback to Amish Naturals’ initial line of fettuccines at Expo West, the natural food industry’s largest annual trade show, it is expanding the brand’s launch distribution area from the Northeast to retailers nationwide. The launch plan’s Phase One, currently underway, now includes some 1,200 national, regional and independent local natural and organic food stores, both direct and via the distributors that serve them. Phase Two will target the mainstream grocery channel, while Phase Three will bring the brand to foodservice and industrial customers.

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        The company said it is also developing additional flavors and cuts of Amish Naturals pastas to include other widely popular varieties.

About Amish Naturals, Inc.

        Amish Naturals’ mission is to increase shareholder value through the sale and distribution of organic, Amish food products to the exploding market for organic and wholesome foods. Last year, the U.S. market for natural/organic foods was estimated to have totaled approximately $13.8 billion. Building on generations of traditions, the Company has created food that reflects the wholesomeness and purity of the Amish people and their culinary customs. For more information, please visit www.amishnaturals.com.

Business Risks and Forward Looking Statements

        This press release contains forward-looking statements relating to, among other things, the expected launch of the Company’s products, its revenue growth, or the continued revenue growth of the organic and wholesome foods segments. These statements are expressly made in reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. Sales and earnings trends are affected by many factors including, among others, our entry into an effective distribution agreement with one or more wholesale food brokers or large-scale retail outlets, the effectiveness of our promotion and merchandising strategies, the efficient operation of our production facility and supply chain, the changing dietary and culinary habits of consumers in our target markets, and our effective management of business risks.

        In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release. Further, the statements made by us represent our views only as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to the filing of our next report with the Securities and Exchange Commission and undertake no duty to any person to effect any such update under any circumstances. Investors are also urged to review carefully the discussion under the caption “Risk Factors” in our Current Report on Form 8-K filed on October 31, 2006, with the Securities and Exchange Commission, which may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

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